Exhibit 99.1

CONTACTS:
Stephen Fowle, EVP and CFO
(772) 463-8977
steve.fowle@seacoastbank.com

Seacoast Q3 Net Income Rises More Than 48% Year-over-Year to $4.4 Million

Revenue Growth Propels Adjusted Net Income Up 96% to $6.4 million, Adjusted Diluted Earnings Per Common Share Increases 46% to $0.19

Third Quarter 2015 Earnings Highlights

•	Revenues increased $2.6 million to a record $37.1 million, or 7.5% compared to Q2 2015, and $13.7 million, or 59% compared to Q3 2014.
•	Net interest margin increased 58 basis points year-over-year to 3.75% and net interest income improved $11.8 million or 69%, reflecting organic growth and acquisition activity.
•	Adjusted net income excluding merger costs and other adjustments[1] increased 96% to $6.4 million, or $ 0.19 per diluted share, compared to $3.3 million, or $0.13 per diluted share, in Q3 2014.

Third Quarter 2015 Growth Highlights

•	Loans increased $162 million or 8% compared to Q2 2015, and rose 51% year-over-year. Excluding acquisitions, loans increased $58 million or 3% compared to Q2 2015 and $227 million or 16% from Q3 2014.
•	Total households increased a strong 4% (not annualized) compared to Q2 2015 and 23% compared to Q3 2014. Excluding acquisition, household growth accelerated to 6% (annualized) over Q2 levels.
•	Seacoast closed the Grand Bankshares, Inc. acquisition and completed the conversion of Grand’s customers over the July 17 weekend, adding approximately $188 million in deposits and $112 million in gross loans in the attractive Palm Beach market with minimal customer attrition.

STUART, Fla., October 22, 2015 /PRNewswire/ — Seacoast Banking Corporation of Florida (NASDAQ: SBCF) today reported results for the third quarter of 2015. Third quarter revenue rose $2.6 million, or 7.5%, to $37.1 million compared to $34.5 million in the prior quarter. Net income increased $1.4 million, or 48%, to $4.4 million, compared to the third quarter of 2014, and adjusted net income1 increased $3.1 million or 96% from year-ago levels. Diluted earnings per common share were $0.13 and adjusted diluted earnings per common share1 were $0.19 in the third quarter compared with $0.13 in the third quarter of 2014 and $0.19 in the second quarter of 2015.

1 Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures”

Net income improved 123% to $16.1 million, or $0.48 per diluted common share, for the first three quarters of 2015 from $7.2 million, or $0.28 per diluted common share, for the first three quarters of 2014.

Dennis S. Hudson, III, Chairman and CEO said, "We continue to build momentum, growing our top-line and improving earnings and profitability while investing for the future and managing risk. Our balanced expansion strategy, combining strong organic growth with strategic acquisitions in attractive Florida markets, positions Seacoast for continued success.”

"As we strengthen our franchise, we have invested for the future, especially in high quality employees. This quarter’s expenses reflect the first full quarter with our receivables funding team from First Growth Capital (FGC), nearly a full quarter of Grand Bankshares in Palm Beach, and new hires to support organic revenue initiatives,” continued Hudson. “We look forward to considerable positive impact from these investments in succeeding quarters.”

"In addition to successfully integrating Palm Beach-based Grand Bankshares during the third quarter,” Hudson said, “we recently announced an agreement to purchase BMO Harris Bank’s Orlando banking franchise, including retail and business banking employees and customers. This acquisition builds on our 2014 acquisition of BankFIRST and makes us a Top-10 bank in the attractive Orlando market, adding nearly 8,500 additional households. We look forward to welcoming these customers in early 2016.”

FINANCIAL HIGHLIGHTS (Dollars in thousands except per share data)	3Q15	2Q15	1Q15	4Q14	3Q14

Total Assets	$3,378,108	$3,233,588	$3,231,956	$3,093,335	$2,361,813

Loans	2,099,447	1,937,399	1,854,487	1,821,885	1,391,082

Deposits	2,742,296	2,605,177	2,609,825	2,416,534	1,808,550

Net Income (Loss) Available to Common Shareholders	4,441	5,805	5,859	(1,517)	2,996

Diluted Earnings Per Share	0.13	0.18	0.18	(0.05)	0.12

Return on Average Assets	0.52%	0.72%	0.75%	(0.20%)	0.52%

Net Interest Margin	3.75	3.50	3.62	3.56	3.17
Efficiency Ratio	76.3	68.6	68.3	104.5	82.8

Pretax, Pre-provision Income (1)	$8,126	$10,224	$9,832	($2,029)	$3,832

Average Diluted Shares Outstanding (000)	34,194	33,234	33,136	33,124	26,026
Adjusted Net Income (1)	$6,433	$6,172	$6,177	$4,179	$3,286
Adjusted Diluted Earnings Per Share (1)	0.19	0.19	0.19	0.13	0.13

Adjusted Return on Average Assets (1)	0.76%	0.77%	0.79%	0.55%	0.57%

Adjusted Efficiency Ratio (1)	68.2	67.5	67.5	74.8	79.6
Adjusted Pretax, Pre-provision Income (1)	$11,328	$10,815	$10,342	$7,464	$4,341

Annualized Adjusted Core Operating Expenses as a Percent of Average Assets (1)	3.03%	2.91%	2.88%	3.13%	3.21%

Acquisitions Update

Hudson noted that, “Seacoast continued to benefit from acquisitions integrated during the last four quarters. Our acquisition of Grand Bankshares on July 17 doubled our existing share in the attractive Palm Beach County market and made us the third-largest Florida-based bank doing business there.”

Nearly a year after completing our acquisition, customer metrics for Winter Park-based BankFIRST are extremely encouraging. Household growth for former BankFIRST customers was 7.5% annualized and cross-sell, the number of products used by each household, increased at a 9.4% annualized rate.

Florida Economic Update

"We continue to enjoy the tailwinds of a strong regional economy, with data showing that Florida is significantly outperforming the nation," said Hudson.

Wells Fargo’s Economics Group, in its report titled “Florida’s Economy Continues to See Solid Job Gains” stated, “On a year-over-year basis, nonfarm employment has risen a solid 3.3 percent throughout Florida, reflecting an increase of 261,500 jobs. The nation as a whole reported a gain of 2.1 percent over the year. Florida’s year-to-year job gains have exceeded the nation every month since April 2012.” The report noted that Florida’s unemployment rate dropped 0.2 percentage points to 5.3% in August with the steepest declines in areas hard hit by the housing slump and now recovering nicely.

The future also looks promising. In its “Southeast Florida 3rd Quarter 2015 Market Outlook”, PNC Financial Services Group stated that, “…Southeast Florida’s economy will be an above-average performer in 2015 and 2016. A strengthening global economy will sustain trade and investment while rising real disposable income nationally will boost tourism.” The article continued, “Longer term, strong population growth, well-developed infrastructure and deep international linkages will give the region a higher trend rate of economic growth.”

Income Statement Highlights

Core Loan Growth and Acquisition Fuel Net Interest Income and Margin Expansion

Net interest income for the quarter totaled $29.0 million, an $11.8 million or 68% increase from third quarter 2014 levels. Net interest margin expanded to 3.75%, a 58 basis point, or an 18% increase from the prior year. Year-over-year net interest income and margin increases reflect acquisition activity, core deposit and loan growth, and the strategic investment of excess liquidity.

Net interest income increased $3.3 million or 13% and net interest margin expanded 25 basis points or 7% from 3.50% in the prior quarter. Linked quarter results reflect an improved balance sheet mix and acquisition activity. In addition, net interest income benefited from excess purchased loan accretion recognized from early loan payoffs, contributing approximately 10 basis points in margin to the quarter.

Noninterest Income

Noninterest income excluding security gains, totaled $8.1 million for the third quarter, an increase of $1.9 million or 31% from a year ago. Year-over-year growth in all categories of service fee income reflects strength in customer acquisition and cross sell, as well as benefits from acquisition activity.

Noninterest income declined from the prior quarter’s $8.8 million, the result of a $725,000 gain on a participated loan included in noninterest income in the second quarter. Excluding the gain on the participated loan, noninterest income was down slightly. A strong quarter for mortgage banking fees and wealth management was offset by seasonal volatility in marine lending fees.

Noninterest Expense Increases from Acquisition and Investments in Franchise

Noninterest expense increased $9.2 million or 46% from the third quarter 2014. Year-over-year expense increases reflect the acquisitions of The BANKshares, FGC and Grand Bankshares, merger related expenses and other one-time expenses totaling $3.0 million in the third quarter compared to $0.6 million in the prior year, and additional investments to promote organic growth.

Noninterest expense increased $4.8 million or 20% from the prior quarter. Excluding merger related charges and other one-time items, noninterest expenses grew $2.1 million or 9%. A significant amount of this increase is related to nearly a full quarter’s operating expense impact from the Grand Bankshares acquisition. Other areas of investment in the franchise include: a full quarter’s expense related to the acquisition of FGC during the second quarter 2015 which contributed approximately $309,000 in additional expense, production-driven commission and incentive expense which added approximately $352,000, core legal and professional fees that typically vary from quarter to quarter totaling $396,000, and marketing expense focused on customer acquisition and corporate brand awareness surrounding the Grand Bankshares Palm Beach footprint which contributed $133,000 to the increase.

Seacoast’s efficiency ratio was 76.3%, improving from 82.8% in the prior year. This decrease is related to improved operating leverage, as strong revenue growth outpaced expenses offset by a significant amount of merger related costs. Seacoast’s adjusted efficiency ratio1 was 68.2%, a 14% improvement from the 79.6% one year ago and a slight increase from 67.5% in the second quarter 2015.

Balance Sheet Highlights

Deposit Growth Reflects Success of Core Customer Increase and Acquisitions

Total deposits increased 51.6% to $2.74 billion at September 30, 2015, from year ago levels. Core customer funding increased to $2.58 billion at September 30, 2015, an $898.2 million increase from the third quarter of 2014. Excluding acquisitions, core customer funding increased by $292.6 million or 17.4% from one year ago and total deposits increased $229.0 million or 12.7% from one year ago. Excluding Grand Bankshares, core customer funding decreased $45.5 million compared to the prior quarter, entirely due to seasonal declines in public funds.

Noninterest demand deposits grew $61.4 million, or 7.6% from the second quarter and $347.9 million or 66.6% from the third quarter of 2014. Noninterest demand deposits increased to 31.7% of total deposits, up from 28.9% one year ago.

1 Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures”

(Dollars in thousands)	Third Quarter 2015	Second Quarter 2015	First Quarter 2015	Fourth Quarter 2014	Third Quarter 2014
Customer Relationship Funding
Noninterest demand	$869,877	$808,429	$793,336	$725,238	$522,001
Interest-bearing demand	618,344	599,268	634,854	652,353	479,827
Money market	660,632	621,973	596,600	450,172	344,726
Savings	286,810	282,588	272,963	264,738	215,076
Time certificates of deposit	306,633	292,919	312,072	324,033	246,920
Total deposits	2,742,296	2,605,177	2,609,825	2,416,534	1,808,550
Customer sweep accounts	148,607	157,676	170,023	153,640	124,436
Total core customer funding (1)	$2,584,270	$2,469,934	$2,467,776	$2,246,141	$1,686,066
Demand deposit mix (noninterest bearing)	31.7%	31.0%	30.4%	30.0%	28.9%
(1)	Total deposits and customer sweep accounts, excluding time certificates of deposit.

Loans Up Substantially from Acquisition and Strong Core Growth

Total loans were $2.10 billion at September 30, 2015, an increase of $708 million or 51% from a year ago. Excluding acquired loans, loans increased $227 million or 16% from the prior year’s third quarter.

Commercial loan originations for the quarter were $71.8 million with the commercial pipeline (in underwriting and approval or approved and not yet closed) totaling a strong $104.9 million at September 30, 2015 only slightly below second quarter levels and well in excess of recent history. Consumer loan and small business originations (inclusive of lines of credit) totaled $51.1 million in the third quarter of 2015 compared to $55.3 million in the second quarter and $24.5 million one year ago.

Along with this strong loan growth, the portfolio continued to build granularity, with solid industry diversification. The average commercial and small business loan originated in the first three quarters of 2015 totaled only $278,000.

Closed residential production totaled $74.0 million compared with $66.0 million a year ago, with a total residential pipeline of $38.0 million at September 30, 2015 versus a pipeline of $22.6 million one year ago.

(Dollars in thousands)	3Q 15	2Q 15	1Q15	4Q14	3Q14

Commercial pipeline	$104,915	$108,538	$82,143	$60,136	$45,534
Commercial loans closed	71,823	85,815	61,357	94,719	72,630
Total Commercial loan originations and pipeline	$176,738	$194,353	$143,500	$154,855	$118,164

Residential pipeline	$37,958	$53,902	$48,485	$21,351	$22,588
Residential loans retained	36,027	45,596	23,951	31,598	31,781
Residential loans sold	37,996	36,182	31,896	26,336	34,228
Total Residential loan originations and pipeline	$111,981	$135,680	$104,332	$79,285	$88,597

Other Highlights

Credit Quality Remains Stable with Growth Trends

The provision for loan losses increased to $987,000 for the third quarter of 2015, up from a $1.4 million recapture in the third quarter 2014 and a $132,000 or 15% increase from $855,000 recorded in the second quarter 2015. The third quarter provision is attributable to loan growth during the quarter and was also impacted by $655,000 related to a single purchased credit impaired loan performing below our initial expectations. The allowance for loan losses for non-acquired loans was 1.11% of total loans, compared to 1.10% in the second quarter 2015.

Additional highlights include:

•	Nonperforming loans to total loans outstanding at the end of the third quarter was 0.8%, down from 1.4% at September 30, 2014;
•	Nonperforming assets to total assets declined to 0.7%, compared to 1.0% a year ago.

Capital Ratios Continue to Improve from Earnings Momentum

Capital ratios remain healthy and well above regulatory requirements for well-capitalized institutions. The common equity tier 1 capital ratio (CET1) is estimated at 12.9% and the total capital ratio is estimated at 15.5% at September 30, 2015. The tier 1 leverage ratio is estimated at 10.6% at September 30, 2015 compared to 10.1% at June 30, 2015.

Tangible book value increased $0.31 per share to $9.18 and book value per share increased $0.36 to $10.20 at September 30, 2015, versus the prior quarter. Average tangible common equity to assets was a strong 9.40% for the third quarter 2015.

Conference Call Information

Seacoast will host a conference call on Friday, October 23, 2015 at 1:00 p.m. (Eastern Time) to discuss the earnings results. Investors may call in (toll-free) by dialing (888) 517-2513 (passcode: 7789246; host: Dennis S. Hudson). Slides will be used during the conference call and may be accessed at Seacoast's website at SeacoastBanking.com by selecting "Presentations" under the heading "Investor Services." A replay of the call will be available for one month, beginning late afternoon of October 23, by dialing (888) 843-7419 (domestic), using the passcode 7789246.

Alternatively, individuals may listen to the live webcast of the presentation by visiting Seacoast's website at SeacoastBanking.com. The link is located in the subsection "Presentations" under the heading "Investor Services." Beginning the afternoon of October 23, an archived version of the webcast can be accessed from this same subsection of the website. The archived webcast will be available for one year.

About Seacoast Banking Corporation of Florida (NASDAQ: SBCF)

Seacoast Banking Corporation of Florida is one of the largest community banks headquartered in Florida with approximately $3.4 billion in assets and $2.7 billion in deposits as of September 30, 2015. The Company provides integrated financial services including commercial and retail banking, wealth management, and mortgage services to customers through advanced banking solutions, 43 traditional branches of its locally-branded wholly-owned subsidiary bank, Seacoast Bank, and five commercial banking centers. Offices stretch from Ft. Lauderdale, Boca Raton and West Palm Beach north through the Space Coast of Florida, into Orlando and Central Florida, and west to Okeechobee and surrounding counties. More information about the Company is available at SeacoastBanking.com.

Sources:

https://www08.wellsfargomedia.com/downloads/pdf/com/insights/economics/regional-reports/FL_Employment_09182015.pdf

http://www.fsfoa.org/documents/PNCMarketOutlook.pdf

Cautionary Notice Regarding Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements about future financial and operating results, ability to realized deferred tax assets, cost savings, enhanced revenues, economic and seasonal conditions in our markets, and improvements to reported earnings that may be realized from cost controls and for integration of banks that we have acquired, as well as statements with respect to Seacoast's objectives, expectations and intentions and other statements that are not historical facts. Actual results may differ from those set forth in the forward-looking statements.

Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance or achievements of Seacoast to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. You should not expect us to update any forward-looking statements.

You can identify these forward-looking statements through our use of words such as "may," "will," "anticipate," "assume," "should," "support", "indicate," "would," "believe," "contemplate," "expect," "estimate," "continue," "further", "point to," "project," "could," "intend" or other similar words and expressions of the future. These forward-looking statements may not be realized due to a variety of factors, including, without limitation: the effects of future economic and market conditions, including seasonality; governmental monetary and fiscal policies, as well as legislative, tax and regulatory changes; changes in accounting policies, rules and practices; the risks of changes in interest rates on the level and composition of deposits, loan demand, liquidity and the values of loan collateral, securities, and interest sensitive assets and liabilities; interest rate risks, sensitivities and the shape of the yield curve; the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in our market areas and elsewhere, including institutions operating regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the Internet; and the failure of assumptions underlying the establishment of reserves for possible loan losses. The risks of mergers and acquisitions, include, without limitation: unexpected transaction costs, including the costs of integrating operations; the risks that the businesses will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; the potential failure to fully or timely realize expected revenues and revenue synergies, including as the result of revenues following the merger being lower than expected; the risk of deposit and customer attrition; any changes in deposit mix; unexpected operating and other costs, which may differ or change from expectations; the risks of customer and employee loss and business disruption, including, without limitation, as the result of difficulties in maintaining relationships with employees; increased competitive pressures and solicitations of customers by competitors; as well as the difficulties and risks inherent with entering new markets.

All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in our annual report on Form 10-K for the year ended December 31, 2014, under "Special Cautionary Notice Regarding Forward-looking Statements" and "Risk Factors", and otherwise in our SEC reports and filings. Such reports are available upon request from the Company, or from the Securities and Exchange Commission, including through the SEC's Internet website at http://www.sec.gov.

Explanation of Certain Unaudited Non-GAAP Financial Measures

This press release contains financial information determined by methods other than Generally Accepted Accounting Principles ("GAAP"). The financial highlights provide reconciliations between GAAP net income and adjusted net income, GAAP income and adjusted pretax, pre-provision income. Management uses these non-GAAP financial measures in its analysis of the Company's performance and believes these presentations provide useful supplemental information, and a clearer understanding of the Company's performance. The Company believes the non-GAAP measures enhance investors' understanding of the Company's business and performance. These measures are also useful in understanding performance trends and facilitate comparisons with the performance of other financial institutions. The limitations associated with operating measures are the risk that persons might disagree as to the appropriateness of items comprising these measures and that different companies might calculate these measures differently. The Company provides reconciliations between GAAP and these non-GAAP measures. These disclosures should not be considered an alternative to GAAP.

To better evaluate its earnings, the Company removes certain items to arrive at adjusted net income, adjusted pretax, pre-provision income and adjusted diluted earnings per share (non-GAAP measures) as detailed in the table below:

(Dollars in thousands except per share data)	Third Quarter 2015	Second Quarter 2015	First Quarter 2015	Fourth Quarter 2014	Third Quarter 2014

Net income	$4,441	$5,805	$5,859	$(1,517)	$2,996

Severance	98	29	12	478	328

Merger related charges	2,692	337	275	2,722	399

Branch closure charges and costs related to expense initiatives	121	0	0	4,261	68

Marketing and brand refresh expense	0	0	0	697	0

Stock compensation expense and other incentive costs related to improved outlook	0	0	0	1,213	0

Security (gains)	(160)	0	0	(108)	(344)

Miscellaneous losses (gains)	112	0	0	119	(45)

Recovery of nonaccrual loan interest	0	0	0	0	(192)

Net loss on OREO and repossessed assets	262	53	81	9	156

Asset dispositions expense	77	173	143	103	139

Effective tax rate on adjustments	(1,210)	(225)	(193)	(3,798)	(219)

Adjusted Net Income (1)	6,433	6,172	6,177	4,179	3,286

Provision (recapture) for loan losses	987	855	433	118	(1,425)

Income taxes	3,908	3,788	3,732	3,167	2,480

Adjusted pretax, pre-provision income (1)	$11,328	$10,815	$10,342	$7,464	$4,341

Adjusted earnings per diluted share (1)	$0.19	$0.19	$0.19	$0.13	$0.13

Average shares outstanding (000)	34,194	33,234	33,136	33,124	26,026

(1)	Non-GAAP measure

FINANCIAL HIGHLIGHTS	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

(Dollars in thousands, except share data)	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2015	2015	2014	2015	2014
Summary of Earnings
Net income	$4,441	$5,805	$2,996	$16,105	$7,213
Net interest income (1)	29,130	25,788	17,282	80,752	50,338
Net interest margin (1), (2)	3.75	3.50	3.17	3.62	3.11
					.
Performance Ratios
Return on average assets-GAAP basis (2), (3)	0.52%	0.72%	0.52%	0.66%	0.42%
Return on average shareholders' equity-GAAP basis (2), (3)	5.05	7.13	4.97	6.49	4.09
Return on average tangible shareholders' equity-GAAP basis (2), (3), (4)	5.94	8.20	5.19	7.50	4.31
Efficiency ratio (5)	76.29	68.57	82.78	71.23	85.49
Noninterest income to total revenue	21.79	25.63	26.30	23.16	25.97

Per Share Data
Net income diluted-GAAP basis	$0.13	$0.18	$0.12	$0.48	$0.28
Net income basic-GAAP basis	0.13	0.18	0.12	0.48	0.28
Book value per share common	10.20	9.84	9.07	10.20	9.07
Tangible book value per share	9.18	8.87	9.06	9.18	9.06
Cash dividends declared	0.00	0.00	0.00	0.00	0.00

(1)	Calculated on a fully taxable equivalent basis using amortized cost.
(2)	These ratios are stated on an annualized basis and are not necessarily indicative of future periods.
(3)	The calculation of ROA and ROE do not include the mark-to-market unrealized gains (losses) because the unrealized gains (losses) are not included in net income.
(4)	The Company defines tangible common equity as total shareholder's equity less intangible assets.
(5)	Defined as (noninterest expense less foreclosed property expense and amortization of intangibles) divided by net operating revenue (net interest income on a fully taxable equivalent basis plus noninterest income excluding securities gains).

FINANCIAL HIGHLIGHTS
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	September 30,	June 30,	September 30,
(Dollars in thousands, except share data)	2015	2015	2014

Selected Financial Data
Total assets	$3,378,108	$3,233,588	$2,361,813
Securities available for sale (at fair value)	728,161	762,086	601,541
Securities held for investment (at amortized cost)	209,047	214,777	176,724
Net loans	2,080,119	1,918,608	1,373,511
Deposits	2,742,296	2,605,177	1,808,550
Total shareholders' equity	350,280	326,856	235,955

Average Balances (Year-to-Date)
Total average assets	$3,250,855	$3,188,334	$2,299,291
Less: intangible assets	32,879	31,707	428
Total average tangible assets	$3,217,976	$3,156,627	$2,298,863

Total average equity	$331,966	$323,359	$235,837
Less: intangible assets	32,879	31,707	428
Total average tangible equity	$299,087	$291,652	$235,409

Credit Analysis
Net charge-offs (recoveries) year-to-date - non-acquired loans	$(854)	$(621)	$(1,107)
Net charge-offs year-to-date - acquired loans	872	189	-
Total net charge-offs (recoveries) year-to-date	$18	$(432)	$(1,107)

Net charge-offs (recoveries) to average loans (annualized) - non-acquired loans	(0.06)%	(0.07)%	(0.11)%
Net charge-offs to average loans (annualized) - acquired loans	0.06	0.02	-
Total net charge-offs (recoveries) to average loans (annualized)	0.00	(0.05)	(0.11)

Loan loss provision (recapture) year-to-date - non-acquired loans	$1,415	$563	$(3,604)
Loan loss provision year-to-date - acquired loans	860	725	-
Total loan loss provision (recapture) year-to-date	$2,275	$1,288	$(3,604)

Allowance to loans at end of period - non-acquired loans	1.11%	1.10%	1.26%
Discount to acquired loans at end of period	4.13	3.32	-

Nonperforming loans - non-acquired loans	$14,474	$15,054	$18,942
Nonperforming loans - acquired loans	2,636	4,543	-
Other real estate owned - non-acquired	4,183	4,855	5,018
Other real estate owned - acquired	3,250	1,053	-
Total nonperforming assets	$24,543	$25,505	$23,960

Restructured loans (accruing)	$20,543	$23,441	$28,969

Purchased noncredit impaired loans	$347,262	$275,964	$-
Purchased credit impaired loans	12,673	6,562	-
Total acquired loans	$359,935	$282,526	$-

Nonperforming loans to loans at end of period - non-acquired loans	0.69%	0.78%	1.36%
Nonperforming loans to loans at end of period - acquired loans	0.12	0.23	-
Total nonperforming loans to loans at end of period	0.81	1.01	1.36

Nonperforming assets to total assets - non-acquired	0.55%	0.62%	1.01%
Nonperforming assets to total assets - acquired	0.18	0.17	-
Total nonperforming assets to total assets	0.73	0.79	1.01

CONDENSED CONSOLIDATED STATEMENTS OF INCOME	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Dollars in thousands, except per share data)	2015	2014	2015	2014

Interest on securities:
Taxable	$5,154	$3,657	$15,029	$10,720
Nontaxable	144	8	441	29
Interest and fees on loans	25,276	14,615	69,285	42,516
Interest on federal funds sold and other investments	249	211	747	725
Total Interest Income	30,823	18,491	85,502	53,990

Interest on deposits	562	189	1,487	567
Interest on time certificates	295	370	963	1,163
Interest on borrowed money	955	704	2,665	2,086
Total Interest Expense	1,812	1,263	5,115	3,816

Net Interest Income	29,011	17,228	80,387	50,174
Provision (recapture) for loan losses	987	(1,425)	2,275	(3,604)
Net Interest Income After Provision for Loan Losses	28,024	18,653	78,112	53,778

Noninterest income:
Service charges on deposit accounts	2,217	1,753	6,334	4,744
Trust fees	781	817	2,341	2,191
Mortgage banking fees	1,177	825	3,297	2,341
Brokerage commissions and fees	604	408	1,621	1,197
Marine finance fees	258	281	947	875
Interchange income	1,925	1,452	5,695	4,369
Other deposit based EFT fees	88	70	298	251
BOLI income	366	0	1,030	0
Gain on participated loan	0	0	725	0
Other	666	543	1,948	1,635
	8,082	6,149	24,236	17,603
Securities gains, net	160	344	160	361
Total Noninterest Income	8,242	6,493	24,396	17,964

Noninterest expenses:
Salaries and wages	11,850	8,064	29,940	23,456
Employee benefits	2,430	2,049	7,386	6,312
Outsourced data processing costs	3,277	1,769	7,695	5,275
Telephone / data lines	446	313	1,385	912
Occupancy	2,396	1,879	6,430	5,605
Furniture and equipment	883	628	2,434	1,803
Marketing	1,099	925	3,300	2,413
Legal and professional fees	2,189	1,103	5,442	4,316
FDIC assessments	552	387	1,661	1,184
Amortization of intangibles	397	195	1,027	587
Asset dispositions expense	77	139	393	385
Net loss on other real estate owned and repossessed assets	262	156	396	301
Other	3,269	2,282	9,112	6,806
Total Noninterest Expenses	29,127	19,889	76,601	59,355

Income Before Income Taxes	7,139	5,257	25,907	12,387
Income taxes	2,698	2,261	9,802	5,174

Net Income	$4,441	$2,996	$16,105	$7,213

Per share of common stock:

Net income diluted	$0.13	$0.12	$0.48	$0.28
Net income basic	0.13	0.12	0.48	0.28
Cash dividends declared	0.00	0.00	0.00	0.00

Average diluted shares outstanding	34,193,540	26,025,693	33,524,718	25,894,881
Average basic shares outstanding	33,907,178	25,887,591	33,286,933	25,736,140

CONDENSED CONSOLIDATED STATEMENTS OF INCOME	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	QUARTER
	2015			2014
(Dollars in thousands)	Third	Second	First	Fourth	Third

Interest on securities:
Taxable	$5,154	$4,977	$4,898	$4,728	$3,657
Nontaxable	144	147	150	182	8
Interest and fees on loans	25,276	21,988	22,021	21,070	14,615
Interest on federal funds sold and other investments	249	249	249	292	211
Total Interest Income	30,823	27,361	27,318	26,272	18,491

Interest on deposits	562	524	401	297	189
Interest on time certificates	295	321	347	375	370
Interest on borrowed money	955	850	860	867	704
Total Interest Expense	1,812	1,695	1,608	1,539	1,263

Net Interest Income	29,011	25,666	25,710	24,733	17,228
Provision (recapture) for loan losses	987	855	433	118	(1,425)
Net Interest Income After Provision for Loan Losses	28,024	24,811	25,277	24,615	18,653

Noninterest income:
Service charges on deposit accounts	2,217	2,115	2,002	2,208	1,753
Trust fees	781	759	801	795	817
Mortgage banking fees	1,177	1,032	1,088	716	825
Brokerage commissions and fees	604	576	441	417	408
Marine finance fees	258	492	197	445	281
Interchange income	1,925	2,033	1,737	1,603	1,452
Other deposit based EFT fees	88	96	114	92	70
BOLI income	366	334	330	252	0
Gain on participated loan	0	725	0	0	0
Other	666	684	598	613	543
	8,082	8,846	7,308	7,141	6,149
Securities gains, net	160	0	0	108	344
Total Noninterest Income	8,242	8,846	7,308	7,249	6,493

Noninterest expenses:
Salaries and wages	11,850	9,301	8,789	11,676	8,064
Employee benefits	2,430	2,541	2,415	2,461	2,049
Outsourced data processing costs	3,277	2,234	2,184	3,506	1,769
Telephone / data lines	446	443	496	419	313
Occupancy	2,396	2,011	2,023	2,325	1,879
Furniture and equipment	883	819	732	732	628
Marketing	1,099	1,226	975	1,163	925
Legal and professional fees	2,189	1,590	1,663	2,555	1,103
FDIC assessments	552	520	589	476	387
Amortization of intangibles	397	315	315	446	195
Asset dispositions expense	77	173	143	103	139
Branch closures and branding	0	0	0	4,958	0
Net loss on other real estate owned and repossessed assets	262	53	81	9	156
Other	3,269	3,062	2,781	3,182	2,282
Total Noninterest Expenses	29,127	24,288	23,186	34,011	19,889

Income Before Income Taxes	7,139	9,369	9,399	(2,147)	5,257
Income taxes	2,698	3,564	3,540	(630)	2,261

Net Income	$4,441	$5,805	$5,859	$(1,517)	$2,996

Per share of common stock:

Net income diluted	$0.13	$0.18	$0.18	$(0.05)	$0.12
Net income basic	0.13	0.18	0.18	(0.05)	0.12
Cash dividends declared	0.00	0.00	0.00	0.00	0.00

Average diluted shares outstanding	34,193,540	33,233,508	33,135,618	33,123,525	26,025,693
Average basic shares outstanding	33,907,178	32,978,006	32,971,444	32,888,612	25,887,591

CONDENSED CONSOLIDATED BALANCE SHEETS	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	September 30,	December 31,	September 30,
(Dollars in thousands, except share data)	2015	2014	2014

Assets
Cash and due from banks	$69,650	$64,411	$39,934
Interest bearing deposits with other banks	30,991	36,128	18,962
Total Cash and Cash Equivalents	100,641	100,539	58,896

Securities:
Available for sale (at fair value)	728,161	741,375	601,541
Held for investment (at amortized cost)	209,047	207,904	176,724
Total Securities	937,208	949,279	778,265

Loans available for sale	16,738	12,078	18,484

Loans, net of deferred costs	2,099,447	1,821,885	1,391,082
Less: Allowance for loan losses	(19,328)	(17,071)	(17,571)
Net Loans	2,080,119	1,804,814	1,373,511

Bank premises and equipment, net	54,900	45,086	34,809
Other real estate owned	7,433	7,462	5,018
Other intangible assets	8,991	7,454	130
Goodwill	25,864	25,309	0
Bank owned life insurance	43,251	35,679	0
Other assets	102,963	105,635	92,700
	$3,378,108	$3,093,335	$2,361,813

Liabilities and Shareholders' Equity
Liabilities
Deposits
Noninterest demand	$869,877	$725,238	$522,001
Interest-bearing demand	618,344	652,353	479,827
Savings	286,810	264,738	215,076
Money market	660,632	450,172	344,726
Other time certificates	163,028	173,247	138,595
Brokered time certificates	8,323	7,034	7,025
Time certificates of $100,000 or more	135,282	143,752	101,300
Total Deposits	2,742,296	2,416,534	1,808,550

Federal funds purchased and securities sold under agreements to repurchase, maturing within 30 days	148,607	233,640	204,436
Borrowed funds	50,000	50,000	50,000
Subordinated debt	69,891	64,583	53,610
Other liabilities	17,034	15,927	9,262
	3,027,828	2,780,684	2,125,858

Shareholders' Equity
Common stock	3,435	3,300	2,600
Additional paid in capital	398,067	379,249	302,346
Accumulated deficit	(48,894)	(65,000)	(63,482)
Treasury stock	(38)	(71)	(216)
	352,570	317,478	241,248
Accumulated other comprehensive (loss), net	(2,290)	(4,827)	(5,293)
Total Shareholders' Equity	350,280	312,651	235,955
	$3,378,108	$3,093,335	$2,361,813

Common Shares Outstanding	34,346,456	33,136,592	26,027,634

Note: The balance sheet at December 31, 2014 has been derived from the audited financial statements at that date.

CONSOLIDATED QUARTERLY FINANCIAL DATA	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	QUARTERS
	2015			2014
(Dollars in thousands, except per share data)	Third	Second	First	Fourth	Third
Net income (loss)	$4,441	$5,805	$5,859	$(1,517)	$2,996

Operating Ratios
Return on average assets-GAAP basis (2),(3)	0.52%	0.72%	0.75%	(0.20)%	0.52%
Return on average tangible assets (2),(3),(4)	0.56	0.75	0.79	(0.16)	0.54
Return on average shareholders' equity-GAAP basis (2),(3)	5.05	7.13	7.42	(1.89)	4.97
Efficiency ratio (5)	76.29	68.57	68.33	104.46	82.78
Noninterest income to total revenue	21.79	25.63	22.13	22.40	26.30

Net interest margin (1),(2)	3.75	3.50	3.62	3.56	3.17
Average equity to average assets	10.34	10.12	10.17	10.51	10.37

Credit Analysis Excluding Acquired Loans
Net charge-offs (recoveries) - non-acquired loans	$(233)	$(358)	$(263)	$618	$(856)
Net charge-offs - acquired loans	683	143	46	-	-
Total net charge-offs (recoveries)	$450	$(215)	$(217)	$618	$(856)

Net charge-offs (recoveries) to average loans - non-acquired loans	(0.04)%	(0.08)%	(0.06)%	0.14%	(0.25)%
Net charge-offs (recoveries) to average loans - acquired loans	0.12	0.03	0.01	-	-
Total net charge-offs (recoveries) to average loans	0.08	(0.05)	(0.05)	0.14	(0.25)

Loan loss provision (recapture) - non-acquired loans	$852	$271	$292	$54	$(1,425)
Loan loss provision (recapture) - acquired loans	135	584	141	64	-
Total loan loss provision (recapture)	$987	$855	$433	$118	$(1,425)

Allowance to loans at end of period - non-acquired loans	1.11%	1.10%	1.13%	1.14%	1.26%
Discount for credit losses to acquired loans at end of period	4.13	3.32	3.56	3.56	-

Nonperforming loans - non-acquired loans	$14,474	$15,054	$16,860	$18,563	$18,942
Nonperforming loans - acquired loans	2,636	4,543	4,196	2,577	-
Other real estate owned - non-acquired	4,183	4,855	4,738	5,567	5,018
Other real estate owned - acquired	3,250	1,053	1,431	1,895	-
Total nonperforming assets	$24,543	$25,505	$27,225	$28,602	$23,960

Restructured loans (accruing)	$20,543	$23,441	$23,847	$24,997	$28,969

Purchased noncredit impaired loans	$347,262	$275,964	$296,839	$326,066	$-
Purchased credit impaired loans	12,673	6,562	7,119	7,814	-
Total acquired loans	$359,935	$282,526	$303,958	$333,880	$-

Nonperforming loans to loans at end of period - non-acquired loans	0.69%	0.78%	0.91%	1.02%	1.36%
Nonperforming loans to loans at end of period - acquired loans	0.12	0.23	0.23	0.14	-
Total nonperforming loans to loans at end of period	0.81	1.01	1.14	1.16	1.36

Nonperforming assets to total assets - non-acquired	0.55%	0.62%	0.67%	0.78%	1.01%
Nonperforming assets to total assets - acquired	0.18	0.17	0.17	0.14	-
Total nonperforming assets to total assets	0.73	0.79	0.84	0.92	1.01

Per Share Common Stock
Net income (loss) diluted-GAAP basis	$0.13	$0.18	$0.18	$(0.05)	$0.12
Net income (loss) basic-GAAP basis	0.13	0.18	0.18	(0.05)	0.12

Cash dividends declared	0.00	0.00	0.00	0.00	0.00
Book value per share common	10.20	9.84	9.71	9.44	9.07

Average Balances
Total average assets	$3,373,858	$3,225,127	$3,151,132	$3,037,061	$2,305,799
Less: Intangible assets	35,185	32,188	31,221	33,803	237
Total average tangible assets	$3,338,673	$3,192,939	$3,119,911	$3,003,258	$2,305,562

Total average equity	$348,901	$326,338	$320,346	$319,233	$239,031
Less: Intangible assets	35,185	32,188	31,221	33,803	237
Total average tangible equity	$313,716	$294,150	$289,125	$285,430	$238,794

(1)	Calculated on a fully taxable equivalent basis using amortized cost.
(2)	These ratios are stated on an annualized basis and are not necessarily indicative of future periods.
(3)	The calculation of ROA and ROE do not include the mark-to-market unrealized gains (losses), because the unrealized gains (losses) are not included in net income (loss).
(4)	The Company believes that return on average assets and equity excluding the impacts of noncash amortization expense on intangible assets is a better measurement of the Company's trend in earnings growth.
(5)	Defined as (noninterest expense less foreclosed property expense and amortization of intangibles) divided by net operating revenue (net interest income on a fully taxable equivalent basis plus noninterest income excluding securities gains).

	September 30,	December 31,	September 30,
SECURITIES	2015	2014	2014

U.S. Treasury and U.S. Government Agencies	$3,929	$3,899	$100
Mortgage-backed	488,803	587,933	473,681
Collateralized loan obligations	123,447	125,225	121,500
Obligations of states and political subdivisions	33,037	24,318	6,260
Corporates	32,155	0	0
CMBS	39,027	0	0
Other	7,763	0	0
Securities Available for Sale	728,161	741,375	601,541

Mortgage-backed	167,747	182,076	176,724
Collateralized loan obligations	41,300	25,828	0
Securities Held for Investment	209,047	207,904	176,724
Total Securities	$937,208	$949,279	$778,265

	September 30,	December 31,	September 30,
LOANS	2015	2014	2014

Construction and land development	$96,036	$87,036	$57,851
Real estate mortgage	1,714,120	1,524,044	1,193,924
Installment loans to individuals	78,472	52,897	47,645
Commercial and financial	210,335	157,396	91,300
Other loans	484	512	362
Total Loans	$2,099,447	$1,821,885	$1,391,082

AVERAGE BALANCES, INTEREST INCOME AND EXPENSES, YIELDS AND RATES (1)	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	2015						2014
	Third Quarter			Second Quarter			Third Quarter
	Average		Yield/	Average		Yield/	Average		Yield/
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Assets
Earning assets:
Securities:
Taxable	$966,764	$5,154	2.13%	$957,374	$4,977	2.08%	$698,274	$3,656	2.09%
Nontaxable	14,982	220	5.87	15,311	225	5.87	742	13	7.01
Total Securities	981,746	5,374	2.19	972,685	5,202	2.14	699,016	3,669	2.10

Federal funds sold and other investments	42,083	249	2.35	79,031	249	1.26	98,711	211	0.85

Loans, net	2,060,326	25,319	4.88	1,904,011	22,032	4.64	1,365,978	14,665	4.26

Total Earning Assets	3,084,155	30,942	3.98	2,955,727	27,483	3.73	2,163,705	18,545	3.40

Allowance for loan losses	(19,294)			(18,247)			(17,972)
Cash and due from banks	70,292			71,858			44,172
Premises and equipment	54,436			49,275			34,717
Intangible assets	35,185			32,188			237
Bank owned life insurance	41,934			36,111			0
Other assets	107,150			98,215			80,940

	$3,373,858			$3,225,127			$2,305,799

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Interest-bearing demand	$621,365	$116	0.07%	$612,433	$110	0.07%	$489,138	$91	0.07%
Savings	285,410	39	0.05	279,354	41	0.06	212,479	24	0.04
Money market	637,840	407	0.25	607,271	373	0.25	339,937	74	0.09
Time deposits	308,184	295	0.38	303,802	321	0.42	252,179	370	0.58
Federal funds purchased and other short term borrowings	183,494	112	0.24	168,068	77	0.18	153,696	69	0.18
Other borrowings	118,961	843	2.81	114,649	773	2.70	103,610	635	2.43

Total Interest-Bearing Liabilities	2,155,254	1,812	0.33	2,085,577	1,695	0.33	1,551,039	1,263	0.32

Noninterest demand	849,468			795,707			506,478
Other liabilities	20,235			17,505			9,251
Total Liabilities	3,024,957			2,898,789			2,066,768

Shareholders' equity	348,901			326,338			239,031

	$3,373,858			$3,225,127			$2,305,799

Interest expense as a % of earning assets			0.23%			0.23%			0.23%
Net interest income as a % of earning assets		$29,130	3.75%		$25,788	3.50%		$17,282	3.17%

(1)	On a fully taxable equivalent basis. All yields and rates have been computed on an annualized basis using amortized cost.

Fees on loans have been included in interest on loans. Nonaccrual loans are included in loan balances.

CONSOLIDATED QUARTERLY FINANCIAL DATA	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	2015			2014
(Dollars in thousands)	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter

Customer Relationship Funding (Period End)
Noninterest demand
Commercial	$619,960	$561,742	$546,876	$481,327	$301,630
Retail	182,381	180,484	191,262	190,120	162,392
Public funds	47,765	47,913	38,529	41,201	39,329
Other	19,771	18,290	16,669	12,590	18,650
	869,877	808,429	793,336	725,238	522,001

Interest-bearing demand
Commercial	69,037	60,411	66,532	58,173	41,131
Retail	443,022	410,601	416,766	407,653	324,690
Public funds	106,285	128,256	151,556	186,527	114,006
	618,344	599,268	634,854	652,353	479,827

Total transaction accounts
Commercial	688,997	622,153	613,408	539,500	342,761
Retail	625,403	591,085	608,028	597,773	487,082
Public funds	154,050	176,169	190,085	227,728	153,335
Other	19,771	18,290	16,669	12,590	18,650
	1,488,221	1,407,697	1,428,190	1,377,591	1,001,828

Savings	286,810	282,588	272,963	264,738	215,076

Money market
Commercial	225,629	191,061	185,668	172,417	118,385
Retail	306,138	272,853	274,203	264,725	218,376
Public funds	128,865	158,059	136,729	13,030	7,965
	660,632	621,973	596,600	450,172	344,726

Time certificates of deposit	306,633	292,919	312,072	324,033	246,920
Total Deposits	$2,742,296	$2,605,177	$2,609,825	$2,416,534	$1,808,550

Customer sweep accounts	$148,607	$157,676	$170,023	$153,640	$124,436

Total core customer funding (1)	$2,584,270	$2,469,934	$2,467,776	$2,246,141	$1,686,066

(1)	Total deposits and customer sweep accounts, excluding certificates of deposits.